UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 550-7500

(Registrant’s telephone number, including area code)

10275 Science Center Drive, San Diego, California 92121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously announced, on October 26, 2009, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”), Moonstone Acquisition, Inc., a direct wholly-owned subsidiary of Ligand (“Merger Sub”), and David F. Hale as Stockholders’ Representative (the “Stockholders’ Representative”). Under the Merger Agreement, Ligand would acquire Metabasis pursuant to a reverse triangular merger, whereby Merger Sub would merge with and into Metabasis, with Metabasis as the surviving corporation (the “Merger”).

On November 25, 2009, Ligand, Metabasis, Merger Sub and the Stockholders’ Representative entered into an Amendment to Agreement and Plan of Merger (the “Amendment”), clarifying certain items in the Merger Agreement and in each of the form of Roche Contingent Value Rights Agreement attached to the Merger Agreement as Exhibit A, the form of TR Beta Contingent Value Rights Agreement attached to the Merger Agreement as Exhibit B, the form of Glucagon Contingent Value Rights Agreement attached to the Merger Agreement as Exhibit C and the form of General Contingent Value Rights Agreement attached to the Merger Agreement as Exhibit D, respectively.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Agreement and Plan of Merger, by and among Ligand Pharmaceuticals Incorporated, Metabasis Therapeutics, Inc., Moonstone Acquisition, Inc., and David F. Hale as Stockholders’ Representative, dated November 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: December 1, 2009	By:	/s/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Agreement and Plan of Merger, by and among Ligand Pharmaceuticals Incorporated, Metabasis Therapeutics, Inc., Moonstone Acquisition, Inc., and David F. Hale as Stockholders’ Representative, dated November 25, 2009